FOR IMMEDIATE RELEASE

Media Contact:
Jay Nalbach, CMO
(503) 387 3941
pr@crailar.com

Investor Relations Contact:
Ted Sanders, CFO
(503) 387-3941
ir@crailar.com

CRAiLAR and IKEA Complete General Supply Agreement and CA$3.2 Million of Financing

Portland, Ore. (December 19, 2013) - CRAiLAR Technologies Inc. (TSXV: CL) (OTCQB: CRLRF), which produces and markets CRAiLAR(R) Flax fiber The Friendliest Fiber On The Planet(TM), today announced that it has completed a General Supply Agreement and CA$3.2 million of financing with Ikea. IKEA has extended the Company a €2.2 million (CA$3.2 million), 30 month, 1.9% fixed rate loan ("Loan") designated for the installation of equipment to support and expand CRAiLAR's European production facility and working capital for IKEA orders. The Loan is to be secured by assets purchased with the proceeds as well as a portion of the secured assets used to secure the July 26, 2013 10% secured convertible debentures.

The IKEA General Supply Agreement provides for exclusivity in certain domestic textiles categories and requires minimum order quantities through 2019. CRAiLAR has already received orders and has begun flax fiber production for IKEA at its European production facility.

" A robust commercialization agreement together with financing from an iconic global customer is a major step for CRAiLAR as a brand, manufacturer and supplier" said Ken Barker, CEO. "We are very proud and humbled by this vote of confidence, and are excited to begin delivering CRAiLAR Flax fiber to consumers globally, while working with the largest home furnishings retailer in the world."

The Company has agreed to amend, in exchange for the release of secured assets, the conversion terms of its July 26, 2013 10.0% secured, subordinated convertible debentures (the "Debentures"); in the principal amount of $3,535,000; such that, at the holder's option, the Debentures may now be converted into common shares in the capital of the Company at $1.25 instead of $2.00 per Share.

Each of the proposed Loan and amended Debentures is subject to definitive documentation and TSX Venture Exchange approval prior to the completion thereof.

About IKEA

IKEA, the world's largest home furnishings retailer, was founded in 1943 in Sweden. Since that time, IKEA has offered home furnishings of good design, quality and function at low prices so the majority of people can afford them. There are currently more than 340 IKEA stores in 42 countries, including 38 in the U.S. IKEA incorporates sustainability into day-to-day business and supports initiatives that benefit children and the environment. For more information, see IKEA-USA.com, facebook.com/IKEAUSA, @DesignByIKEA, and http://pinterest.com/IKEAUSA/.

About CRAiLAR Technologies Inc.

CRAiLAR(R) Technologies Inc. offers cost-effective and environmentally sustainable natural fiber in the form of flax, hemp and other bast fibers for use in textile, industrial, energy, medical and composite material applications. Produced using a fraction of water and chemical inputs compared with other natural fibers, CRAiLAR Flax is the newest natural fiber introduction to the market in decades. The Company supplies its CRAiLAR Flax to HanesBrands, Georgia-Pacific, Tuscarora Yarns, Target Corp. and Kowa Company for commercial use, and to Levi Strauss & Co., Carhartt, Ashland, PVH Corp., Cotswold Industries, Cone Mills and Lenzing for evaluation and development. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

Safe Harbor Statement

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ materially from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: completion of a definitive agreement and acquisition of the European Wet Processing facility, any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Media Contact:
Jay Nalbach, CMO
(503) 387-3941
pr@crailar.com

Investor Relations Contact:
Ted Sanders, CFO
(503) 387-3941
ir@crailar.com

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